Exhibit 99.1350CERT

         Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                      Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Master Enhanced Small Cap Series of Quantitative Master Series LLC (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended December 31, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 21, 2008

/s/ Donald C. Burke
---------------------------
Donald C. Burke
Chief Executive Officer (principal executive officer) of
Master Enhanced Small Cap Series of Quantitative Master Series LLC

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Master Enhanced Small Cap Series of Quantitative Master Series LLC (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended December 31, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 21, 2008

/s/ Neal J. Andrews
---------------------------
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
Master Enhanced Small Cap Series of Quantitative Master Series LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.